Exhibit 10.6

Shipbuilding Contract	Hull No.

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 82,000 DWT BULK CARRIER

(HULL NO.             )

BETWEEN

[SUBSIDIARY]

AND

CHINA SHIPBUILDING TRADING COMPANY, LIMITED

AND

HUDONG-ZHONGHUA SHIPBUILDING (GROUP) CO., LTD.

AND

SHANGHAI SHIPYARD CO., LTD.

COLLECTIVELY AS SELLER

Date:	1 /63

Shipbuilding Contract	Hull No.

CONTENTS

ARTICLE:		PAGE NO.:

ARTICLE I - DESCRIPTION AND CLASS		5
1.	DESCRIPTION	5
2.	CLASS AND RULES	6
3.	PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL	7
4.	STANDARD OF CONSTRUCTION	9
5.	SUBCONTRACTING	9
6.	FLAG AND REGISTRATION	9
ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT		10
1.	CONTRACT PRICE	10
2.	CURRENCY	10
3.	TERMS OF PAYMENT	10
4.	METHOD OF PAYMENT	11
5.	PREPAYMENT	13
6.	SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY	13
7.	REFUNDS	13
8.	DEFINITION	14
ARTICLE III - ADJUSTMENT OF THE CONTRACT PRICE		15
1.	DELIVERY	15
2.	INSUFFICIENT SPEED	16
3.	EXCESSIVE FUEL CONSUMPTION	17
4.	DEADWEIGHT	17
5.	EFFECT OF RESCISSION	18
ARTICLE IV - SUPERVISION AND INSPECTION		19
1.	APPOINTMENT OF THE BUYER’S SUPERVISOR	19
2.	APPROVAL OF PLANS AND DRAWINGS	19
3.	SUPERVISION AND INSPECTION BY THE SUPERVISOR	19
4.	LIABILITY OF THE SELLER	20
5.	SALARIES AND EXPENSES	21
6.	REPLACEMENT OF SUPERVISOR	21
ARTICLE V - MODIFICATION, CHANGES AND EXTRAS		22
1.	HOW EFFECTED	22
2.	CHANGES IN RULES AND REGULATIONS, ETC.	22
3.	SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT	24
4.	BUYER’S SUPPLIED ITEMS	24
ARTICLE VI - TRIALS		26
1.	NOTICE	26
2.	HOW CONDUCTED	27
3.	TRIAL LOAD DRAFT	27
4.	METHOD OF ACCEPTANCE OR REJECTION	28
5.	DISPOSITION OF SURPLUS CONSUMABLE STORES	29
6.	EFFECT OF ACCEPTANCE	29
ARTICLE VII - DELIVERY		31
1.	TIME AND PLACE	31
2.	WHEN AND HOW EFFECTED	31
3.	DOCUMENTS TO BE DELIVERED TO THE BUYER	31
4.	TITLE AND RISK	33
5.	REMOVAL OF VESSEL	33
6.	TENDER OF THE VESSEL	33
ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY		34
1.	CAUSE OF DELAY	34
2.	NOTICE OF DELAY	34

Date:	2/63

Shipbuilding Contract	Hull No.

3.	RIGHT TO CANCEL FOR EXCESSIVE DELAY	35
4.	DEFINITION OF PERMISSIBLE DELAY	35
ARTICLE IX - WARRANTY OF QUALITY		36
1.	GUARANTEE OF MATERIAL AND WORKMANSHIP	36
2.	NOTICE OF DEFECTS	36
3.	REMEDY OF DEFECTS	36
4.	EXTENT OF THE SELLER’S LIABILITY	37
5.	GUARANTEE ENGINEER	39
ARTICLE X - CANCELLATION, REJECTION AND RESCISSION BY THE BUYER		40
ARTICLE XI - BUYER’S DEFAULT		42
1.	DEFINITION OF DEFAULT	42
2.	NOTICE OF DEFAULT	42
3.	INTEREST AND CHARGE	43
4.	DEFAULT BEFORE DELIVERY OF THE VESSEL	43
5.	SALE OF THE VESSEL	44
ARTICLE XII - INSURANCE		46
1.	EXTENT OF INSURANCE COVERAGE	46
2.	APPLICATION OF RECOVERED AMOUNT	46
3.	TERMINATION OF THE SELLER’S OBLIGATION TO INSURE	47
ARTICLE XIII - DISPUTES AND ARBITRATION		48
1.	PROCEEDINGS	48
2.	ALTERNATIVE DISPUTE RESOLUTION BY AGREEMENT	48
3.	NOTICE OF AWARD	49
4.	EXPENSES	49
5.	AWARD OF ARBITRATION	49
6.	ALTERATION OF DELIVERY TIME	49
ARTICLE XIV - RIGHT OF ASSIGNMENT		50
ARTICLE XV - TAXES AND DUTIES		51
1.	TAXES	51
2.	DUTIES	51
ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS		52
ARTICLE XVII - NOTICE		53
ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT		55
ARTICLE XIX - INTERPRETATION		56
1.	LAW APPLICABLE	56
2.	DISCREPANCIES	56
3.	DEFINITION	56
IRREVOCABLE LETTER OF GUARANTEE		58
Exhibit “B” IRREVOCABLE LETTER OF GUARANTEE		61
FOR THE 2ND AND 3RD INSTALLMENTS		61

Date:	3/63

Shipbuilding Contract	Hull No.

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION OF ONE 82,000 METRIC TONS DEADWEIGHT

BULK CARRIER

(HULL NO.             )

This CONTRACT, entered into this      day of                  by and between                     , a corporation organised and existing under the Laws of Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (hereinafter called the “BUYER”) on one part; and CHINA SHIPBUILDING TRADING COMPANY, LIMITED, a corporation organised and existing under the Laws of the People’s Republic of China, having its registered office at 56, (Yi) Zhongguancun Nandajie, Beijing 100044, the People’s Republic of China (hereinafter called “CSTC”), and HUDONG-ZHONGHUA SHIPBUILDING (GROUP) CO., LTD., a corporation organised and existing under the Laws of the People’s Republic of China, having its registered office at 2851 PUDONG DA DAO, Shanghai 200129, the People’s Republic of China (hereinafter called “HZ”), and SHANGHAI SHIPYARD CO., LTD., a corporation organized and existing under the Laws of the people’s Republic of China, having its registered office at 1 Ji Mo Road, Pudong, Shanghai 200120, the People’s Republic of China (hereinafter called the “SSC”) on the other part. HZ and SSC are hereinafter collectively called the “BUILDERS”, and CSTC and the BUILDERS are hereinafter collectively called the “SELLER”

WITNESSETH

In consideration of the mutual covenants contained herein, the SELLER agrees to design, build, launch, equip and complete at SSC’s shipyard under HZ management’s control and to sell and deliver to the BUYER after completion and successful trial one (1) 82,000 Metric Tons Deadweight Bulk Carrier as more fully described in Article I hereof (hereinafter called the “VESSEL”), and the BUYER agrees to purchase and take delivery of the aforesaid VESSEL from the SELLER and to pay for the same in accordance with the terms and conditions hereinafter set forth.

Date:	4/63

Shipbuilding Contract	Hull No.

ARTICLE I - DESCRIPTION AND CLASS

1.	DESCRIPTION

The VESSEL is a 82,000 metric tons deadweight Bulk Carrier, at scantling draft moulded of 14.45 meters (hereinafter called the “VESSEL”) of the class described below.

The VESSEL shall have the SSC’s Hull No.              and shall be constructed, equipped and completed with the provisions of this Contract in accordance with the following “Specifications” making them an integral part hereof, all identical to those of HZ’s Hull No.              without plans or drawings for re-approval by the Buyer and the Class.

(1)	Specification (Drawing No. )
(2)	General Arrangement (Drawing No. )
(3)	Midship Section (Drawing No. )
(4)

Makers list (Drawing No.             ) (the makers selected for the vessel with HZ’s Hull No.              shall be fully followed and applied for the VESSEL together with extra cost, if any, and the Notes as indicated in the Makers List shall be subject to this principle.)

It is understood that any Technical Memorandums mutually agreed for the vessel with HZ’s Hull No.              subsequent to the above documents after              contract signing shall also be part of the agreed Specifications and shall be part of this Contract. Any adjustment and/or modification to              contract and/or Specification after              contract signing shall also be automatically accepted by BUYER and applied to this VESSEL. The above documents including the ones agreed after contract signing shall be signed by the BUYER and by the BUILDERS on behalf of the SELLER.

Should there be any inconsistencies or contradictions between the SPECIFICATIONS and any of the other documents at (2) to (4) above, the SPECIFICATIONS shall prevail. Should there be any inconsistencies and contradictions between this CONTRACT and the SPECIFICATIONS,

Date:	5/63

Shipbuilding Contract	Hull No.

this CONTRACT shall prevail.

2.	CLASS AND RULES

(a) Classification

The VESSEL including its machinery, equipment and outfittings shall be constructed to the requirements in effect at the date of signing this Contract of                      (hereinafter called the “Classification Society”): bulk carrier                     .

(b) Rules and Regulations

The VESSEL shall be constructed in accordance with the applicable current rules, regulations and requirements of the authorities and regulatory bodies, which are ratified at the date of signing this CONTRACT and will enter into force upon the delivery of the VESSEL, as fully described in the Specifications including that of the Classification Society in effect at the date of signing this Contract together with all applicable IACS unified requirements in their latest revisions, in effect at the date of signing this Contract.

The SELLER shall arrange with the Classification Society for assignment by the said Society of a representative or representatives (hereinafter called the “Classification Surveyor”) to SSC’s Shipyard for supervision of the construction of the VESSEL.

All fees and charges incidental to Classification and to comply with the above specified rules, regulations and requirements of this Contract as well as royalties, if any, payable on account of the construction of the VESSEL shall be for the account of the SELLER. The key plans, materials and workmanship entering into the construction of the VESSEL shall at all times be subject to BUYER’s inspections and tests in accordance with the rules and regulations of the said Classification Society.

Date:	6/63

Shipbuilding Contract	Hull No.

The facilities, labour and materials necessary for the safe and convenient conduct of such inspections and tests, shall be furnished by the BUILDERS without charge.

Decisions of the Classification Society as to compliance or non-compliance with their rules and regulations shall be final and binding upon the parties hereto.

3.	PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL

The following are the Principal Particulars and Dimension of the VESSEL for Hull and Machinery as excerpted from the Specifications attached hereto:

(a) Hull
Length Overall	abt.229.0M
Length between perpendiculars	225.50M
Breadth, moulded	32.26M
Depth, moulded	20.05M
Designed draft, moulded	12.20M
Scantling draft, moulded	14.45M

(b) Propelling Machinery

The VESSEL shall be equipped, in accordance with the Specifications, with one set of MAN                      (Low load EGB) type engine with SMCR of              at 91.5 rpm.

All necessary auxiliary machinery in the engine room, steering gear, deck machinery, etc., shall be supplied and installed according to the Specifications.

(c) Guaranteed Deadweight

The SELLER guarantees that the VESSEL when completed, shall be capable of carrying a total deadweight tonnage of not less than 81,600 metric tons in sea water of 1.025 specific gravity at scantling draft

Date:	7/63

Shipbuilding Contract	Hull No.

moulded of 14.45 meters.

The term, “Deadweight”, as used in this Contract shall be defined in the Specifications.

The actual deadweight of the VESSEL expressed in metric tons shall be based on calculations made by the BUILDERS, and all measurements necessary for such calculations shall be performed in the presence of the BUYER’S Supervisor or the representative(s) authorised by the BUYER as well as the Classification’s Society Surveyor.

Should there be any dispute between the BUILDERS and the BUYER in such calculations and/or measurements, the decision of the Classification Society shall be final and binding upon parties hereto.

(d) Guaranteed Speed.

The SELLER guarantees that the service speed is to be not less than 14.3 nautical miles per hour at design draft (12.2m) at CSR of main engine with 15% sea margin with energy saving devices (Mewis Duct) with clean bottom on calm and deep open sea (no wind, no current and no wave) stipulated in the Specification.

The trial speed shall be corrected for wind speed and shallow water effect and wave correction. The correction method of the speed shall be as specified in the Specifications.

(e) Guaranteed Fuel Oil Consumption

The SELLER guarantees that the fuel oil consumption of the Main Engine is not to exceed              grams/kW/hour + 6% at normal continuous output of 7250 KW at shop trial based on diesel fuel oil having a lower calorific value of 42,700KJ/Kg at I.S.O standard reference condition.

Date:	8/63

Shipbuilding Contract	Hull No.

4.	STANDARD OF CONSTRUCTION

The VESSEL’s construction materials, equipment and workmanship shall be carried out in a sound and workmanlike manner according to proper BUILDERS practice for a new vessel of such type and Classification rules and regulations, and as defined in the Specifications.

5.	SUBCONTRACTING

The SELLER may, at its sole discretion and responsibility, subcontract any portion of the construction work of the VESSEL to the experienced subcontractors within the China State Shipbuilding Corporation (“CSSC”) group, but delivery and final assembly into the VESSEL of any such work subcontracted shall be at SSC’s shipyard. The SELLER shall in all circumstances remain responsible for such subcontracted work.

The SELLER is, however, authorized to sub-contract part of the work to experienced third party sub-contractors not within CSSC group, provided that the SELLER shall have first given notice in writing to the BUYER and received the BUYER’s written approval thereof which shall not be unreasonably withheld, but delivery and final assembly into the VESSEL of any such work subcontracted shall be at the BUILDERS’ shipyards. The SELLER shall remain responsible for such subcontracted work.

6.	FLAG AND REGISTRATION

(a)	It is agreed that the VESSEL shall be designed, constructed and ready to fly the flag of the Marshall Islands with its home port at the time of its delivery and acceptance hereunder.

(b)	The VESSEL shall be registered by the BUYER at his own cost and expense at the time of VESSEL’s delivery and acceptance hereunder.

Date:	9/63

Shipbuilding Contract	Hull No.

ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT

1.	CONTRACT PRICE

The purchase price of the VESSEL is United States Dollars                      net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the cost for the BUYER’s Supplies as provided in Article V hereof, and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2.	CURRENCY

Any and all payments made under this Contract shall be made in United States Dollars.

3.	TERMS OF PAYMENT

The Contract Price shall be paid by the BUYER to the SELLER in instalments as follows:

(a) 1st Instalment

The sum of United States Dollars                     , representing Ten percent (10%) of the Contract Price, shall become due and payable and be paid by the BUYER within Five (5) Business Days after the BUYER’s receipt of the Refund Guarantee of this instalment.

(b) 2nd Instalment

The sum of United States Dollars                     , representing Ten percent (10%) of the Contract Price, shall become due and payable and be paid by the BUYER within Five (5) Business Days after the BUYER’s receipt of the notification by the SELLER of cutting the first steel plate of the VESSEL.

The steel-cutting shall be notified by the SELLER with a telefax or email notice to the BUYER stating that the first steel has been cut, said notification shall be accompanied by a certificate issued by the CLASSIFICATION SOCIETY confirming that steel-cutting has been carried out. The SELLER

Date:	10/63

Shipbuilding Contract	Hull No.

shall send to the BUYER a telefax or email demand for payment of this instalment, such notice to specify the number of the account to which such payment is to be made.

(c) 3rd Instalment

The sum of United States Dollars                     , representing Ten percent (10%) of the Contract Price, shall become due and payable and be paid by the BUYER within Five (5) Business Days after the BUYER’s receipt of the notification by the SELLER of keel-laying of the first two blocks forming part of the VESSEL.

The keel-laying shall be notified by the SELLER with a telefax or email notice to the BUYER stating that the said keel-laying has been carried out, said notification shall be accompanied by a certificate issued by the CLASSIFICATION SOCIETY confirming that keel-laying has been carried out. The SELLER shall send to the BUYER a telefax or email demand for payment of this instalment, such notice to specify the number of the account to which such payment is to be made.

(d) 4th Instalment (Payment upon Delivery of the VESSEL)

The sum of United States Dollars                     , representing Seventy percent (70%) of the Contract Price, plus any increase or minus any decrease due to modifications and/or adjustments of the Contract Price in accordance with provisions of the relevant Articles hereof, shall become due and payable and be paid by the BUYER to the SELLER concurrently with delivery of the VESSEL. Any extra cost mutually agreed between the buyer and the seller of the shipbuilding contract dated                      for the vessel with HZ’s Hull No.              shall be deemed to have been automatically accepted by the BUYER and shall be paid together with the 4th Instalment to the SELLER. The SELLER shall send to the BUYER a telefax or email demand for this instalment fourteen (14) days prior to the scheduled date of delivery of the VESSEL.

4.	METHOD OF PAYMENT

(a) 1st Instalment

Against proforma invoice addressed to the BUYER sent from the SELLER by fax and/or email, The BUYER shall remit the amount of this instalment in accordance with Article II, Paragraph 3 (a) by telegraphic transfer to                     .

Date:	11/63

Shipbuilding Contract	Hull No.

as receiving bank nominated by the SELLER, for credit to Account                      or through other receiving bank to be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least fourteen (14) days prior to the due date for payment.

(b) 2nd Instalment

Against proforma invoice addressed to the BUYER sent from the SELLER by fax and/or email, the BUYER shall remit the amount of this instalment in accordance with Article II, Paragraph 3(b) by telegraphic transfer to                      as receiving bank nominated by the SELLER, for credit to Account                      or through other receiving bank to be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least fourteen (14) days prior to the due date for payment.

(c) 3rd Instalment

Against proforma invoice addressed to the BUYER sent from the SELLER by fax and/or email, The BUYER shall remit the amount of this instalment in accordance with Article II, Paragraph 3(c) by telegraphic transfer to                      as receiving bank nominated by the SELLER, for credit to Account                      with SWIFT advice from                      or through other receiving bank to be nominated by the SELLER from time to time and such nomination shall be notified to the BUYER at least fourteen (14) days prior to the due date for payment.

(d) 4th Instalment (Payable upon delivery of the VESSEL)

Against proforma invoice addressed to the BUYER sent from the SELLER by fax, The BUYER shall, at least two (2) Business Days prior to the scheduled date of delivery of the VESSEL, make a cash deposit in the name of the BUYER with

Date:	12/63

Shipbuilding Contract	Hull No.

People’s Republic of China, for a period of fifteen (15) days and covering the amount of this instalment (as adjusted in accordance with the provisions of this Contract), with an irrevocable instruction that (A) the said amount shall be released to the SELLER against presentation by the SELLER to the said Bank of China, Head Office, Banking Department, Beijing, the People’s Republic of China, of a copy of the Protocol of Delivery and Acceptance signed by the BUYER’s authorised representative and the SELLER and (B) that the said amount (if not already paid to the SELLER pursuant to (A) above) shall not be withdrawn by the BUYER within fifteen (15) days from the deposit date but may be withdrawn in part or in full thereafter. Interest, if any, accrued from such deposit, shall be for the benefit of the BUYER.

If the delivery of the VESSEL is not effected on or before the expiry of the aforesaid 15 days deposit period, the BUYER shall have the right to withdraw the said deposit plus accrued interest. However when the newly scheduled delivery date is notified to the BUYER by the SELLER, the BUYER shall make the cash deposit in accordance with the same terms and conditions as set out above.

5.	PREPAYMENT

The BUYER shall have the right to make prepayment of any and all instalments before delivery of the VESSEL, by giving to the SELLER at least thirty (30) days prior written notice, without any price adjustment of the VESSEL for such prepayment.

6.	SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY

The BUYER shall, concurrently with this Contract becoming effective, deliver to the SELLER an irrevocable and unconditional Letter of Guarantee (“Payment Guarantee”) in favour of the SELLER issued by                      (hereinafter called the “Payment Guarantor”). The Payment Guarantee shall secure the BUYER’s obligation for the payment of the 2nd and 3rd instalments of the Contract Price. Such Payment Guarantee shall be substantially in the form of annexed hereto as Exhibit “B”.

7.	REFUNDS

All payments made by the BUYER prior to delivery of the VESSEL shall be in the nature of advance to the SELLER, and in the event this Contract is rescinded or cancelled by the BUYER in accordance with the specific terms of

Date:	13/63

Shipbuilding Contract	Hull No.

this Contract permitting such rescission or cancellation, the SELLER shall refund to the BUYER in United States Dollars the full amount of all sums already paid by the BUYER to the SELLER under this Contract, together with interest (at the rate set out in respective provision hereof) from the respective payment date(s) to the date of remittance by telegraphic transfer of such refund to the account specified by the BUYER.

As a condition precedent to the payment of the first instalment and as security to the BUYER, the SELLER shall deliver to the BUYER, within twenty (20) Business Days after the signing of this Contract, a Refund Guarantee covering the SELLER’s obligation for repayment of the 1st and 2nd and 3rd instalments plus interest if any as aforesaid to be issued by the                      (“Refund Guarantor”) in substantially similar form and tenor to the form as per Exhibit “A” annexed hereto. All expenses in issuing the letter of guarantee described in this paragraph shall be borne by the SELLER.

However, in the event of any dispute between the SELLER and the BUYER with regard to the SELLER’s obligation to repay the instalment or instalments paid by the BUYER and to the BUYER’S right to demand payment from the Refund Guarantor, under the Refund Guarantee, and such dispute is submitted either by the SELLER or by the BUYER for arbitration in accordance with Article XIII hereof, the Refund Guarantor shall withhold and defer payment until such arbitration between the SELLER and the BUYER is finally determined. The Refund Guarantor shall not be obligated to make any payment under the Refund Guarantee unless the arbitration award orders the SELLER to make repayment of all or any part of the instalments hereunder. If the SELLER fails to honour any award or judgement relating to a dispute of the nature referred to above within Eight (8) Business Days of such final award or judgement, then the Refund Guarantor shall refund the relevant instalment or instalments (or part thereof) to the extent the arbitration award orders.

8.	DEFINITION

In this Article, “Business Day” means a day upon which banks in New York, Beijing, the Netherlands and Monaco are open for business.

Date:	14/63

Shipbuilding Contract	Hull No.

ARTICLE III - ADJUSTMENT OF THE CONTRACT PRICE

The Contract Price of the VESSEL shall be subject to adjustments as hereinafter set forth. It is hereby understood by both parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty.

1.	DELIVERY

(a)

No adjustment shall be made, and the Contract Price shall remain unchanged for the Thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof ending as of twelve o’clock midnight of the Thirtieth (30th) day of delay.

(b)

If the delivery of the VESSEL is delayed more than Thirty (30) days after the date as defined in Article VII hereof, then, in such event, beginning at twelve o’clock midnight of the Thirtieth (30) day after the date on which delivery is required under this Contract, the Contract Price of the VESSEL shall be reduced by deducting therefrom the sum of United States Dollars                      per day.

Unless the parties hereto agree otherwise, the total reduction in the Contract Price shall be deducted from the third instalment of the Contract Price and in any event (including the event that the BUYER consents to take the VESSEL at the later delivery date after the expiration of Two Hundred and Ten (210) days delay of delivery as described in Paragraph 1(c) of this Article) shall not be more than One Hundred and Eighty (180) days at the above specified rate of reduction after the Thirty (30) days allowance, that is United States Dollars                      being the maximum.

(c)

If the delay in the delivery of the VESSEL continues for a period of Two Hundred and Ten (210) days after the Delivery Date as defined in Article VII, then in such event, the BUYER may, at its option, rescind or cancel this Contract in accordance with the provisions of Article X of this Contract. The SELLER may at any time after the expiration of the aforementioned Two Hundred and Ten (210) days, if the BUYER has not served notice of cancellation pursuant to Article X, notify the BUYER of the date upon which the SELLER estimates the VESSEL will be ready for delivery and demand in writing that the BUYER make an election, in which case the BUYER shall, within Thirty (30) days after such demand

Date:	15/63

Shipbuilding Contract	Hull No.

is received by the BUYER, either notify the SELLER of its decision to cancel this Contract, or consent to take delivery of the VESSEL at an agreed future date, it being understood and agreed by the parties hereto that the acceptance of a new delivery date shall be without prejudice to any reductions in the purchase price as hereinabove provided. If the VESSEL is not delivered by such future date then, unless the parties mutually agree new terms of delivery of the VESSEL, the BUYER shall have the same right of cancellation upon the same terms, as hereinabove provided.

(d)

For the purpose of this Article, the delivery of the VESSEL shall not be deemed delayed and the Contract Price shall not be reduced when and if the Delivery Date of the VESSEL is extended by reason of causes and provisions of Articles V, VI 1, XI, XII, and XIII hereof. The Contract Price shall not be adjusted or reduced if the delivery of the VESSEL is delayed by reason of permissible delays as defined in Article VIII hereof.

2.	INSUFFICIENT SPEED

(a)

The Contract Price of the VESSEL shall not be affected nor changed by reason of the actual speed (as determined by the Trial Run after correction according to the Specifications) being less than four point five tenths (0.45) of one knot below the guaranteed speed as specified in Paragraph 4 of Article I of this Contract.

(b)

However, commencing with and including a deficiency of four point five tenths (0.45) of one knot in actual speed (as determined by the Trial Run after correction according to the Specifications) below the guaranteed speed as specified in Paragraph 4, Article I of this Contract, the Contract Price shall be reduced as follows:

In case of deficiency of less than 0.45 knot	US$
In case of deficiency
at or above 0.45 but below 0.55 knot	US$
at or above 0.55 but below 0.65 knot	US$
at or above 0.65 but below 0.75knot	US$
at or above 0.75 but below 0.85 knot	US$
at or above 0.85 but below 0.95 knot	US$
at or above 0.95 but below 1.05 knot	US$
at or above 1.05 but below 1.15 knot	US$

(c)	If the deficiency in actual speed (as determined by the Trial Run after

Date:	16/63

Shipbuilding Contract	Hull No.

correction according to the Specifications) of the VESSEL upon the Trial Run, is more than 1.15 knot below the guaranteed speed of 14.3 knots, then the BUYER may at its option reject the VESSEL and rescind or cancel this Contract in accordance with provisions of Article X of this Contract, or may accept the VESSEL at a reduction in the Contract Price as above provided, by United States Dollars                      being the maximum.

3.	EXCESSIVE FUEL CONSUMPTION

(a)

The Contract Price of the VESSEL shall not be affected nor changed if the actual fuel consumption of the Main Engine, as determined by shop trial in manufacturer’s works, as per the Specifications, is greater than the guaranteed fuel consumption as specified and required under the provisions of this Contract and the Specifications if such actual excess is equal to or less than six percent (6%) with engine complying with the IMO speed dependent NOx limit.

(b)

However, if the actual fuel consumption as determined by shop trial is greater than six percent (6%) above the guaranteed fuel consumption then, the Contract Price shall be reduced by the sum of United States Dollars                      for each full one percent (1%) increase in fuel consumption in excess of the above said six percent (6%) (fractions of one percent to be prorated).

(c)

If as determined by shop trial such actual fuel consumption of the Main Engine is more than eleven percent (11%) in excess of the guaranteed fuel consumption, i.e. the fuel consumption exceeds              grams/kW/hour, the BUYER may, at its option, reject the VESSEL and rescind or cancel this Contract, in accordance with the provisions of Article X of this Contract or may accept the VESSEL at a reduction in the Contract Price by United States Dollars                      being the maximum.

4.	DEADWEIGHT

(a)

In the event that there is a deficiency in the actual deadweight of the VESSEL determined as provided in the Specifications, the Contract Price shall not be decreased if such deficiency is Four Hundred and Fifty (450) metric tons or less below the guaranteed deadweight of 81,600 metric tons at the scantling draft moulded of 14.45 meters in sea water of 1.025 specific gravity.

Date:	17/63

Shipbuilding Contract	Hull No.

(b)	However, the Contract Price shall be decreased by the sum of United States Dollars for each full metric ton of such deficiency being more than Four Hundred and Fifty (450) metric tons.

(c)

In the event that there should be a deficiency in the VESSEL’s actual deadweight which exceeds One Thousand and One Hundred (1,100) metric tons below the guaranteed deadweight, the BUYER may, at its option, reject the VESSEL and rescind or cancel this Contract in accordance with the provisions of Article X of this Contract, or may accept the VESSEL with reduction in the Contract Price in the maximum amount of United States Dollars                     .

5.	EFFECT OF RESCISSION

It is expressly understood and agreed by the parties hereto that in any case as stated herein, if the BUYER rescinds or cancels this Contract pursuant to any provision under this Article, the BUYER, save its rights and remedy set out in Article X hereof, shall not be entitled to any liquidated damage arising out of this Article III or compensation whether described above.

Date:	18/63

Shipbuilding Contract	Hull No.

ARTICLE IV - SUPERVISION AND INSPECTION

1.	APPOINTMENT OF THE BUYER’S SUPERVISOR

The BUYER shall send in good time to and maintain at SSC’s Shipyard, at the BUYER’s own cost and expense, one or more representative(s) who shall be duly accredited in writing by the BUYER (such representative(s) being hereinafter collectively and individually called the “Supervisor”) to supervise and survey the construction by the BUILDERS of the VESSEL, her engines and accessories. The SELLER hereby assists at SELLER’s best effort that, the necessary visa, work permits, resident permits, and other necessary documents, for the Supervisor and their staff to enter China will be issued in order on demand and without delay provided that the Supervisor and their staff meets with the rules, regulations and laws of the People’s Republic of China. The BUYER undertakes to give the SELLER adequate notice for the application of visa.

2.	APPROVAL OF PLANS AND DRAWINGS

Both parties agree that the vessel is a repeat one of             . Therefore the same plans, drawings and technical documents as those used for construction of              shall be used for construction of the VESSEL without re-approval by the CLASS or the BUYER.

3.	SUPERVISION AND INSPECTION BY THE SUPERVISOR

The necessary inspection of the VESSEL, its machinery, equipment and outfitting shall be carried out by the Classification Society, and/or inspection team of the BUILDERS throughout the entire period of construction in order to ensure that the construction of the VESSEL is duly performed in accordance with the Contract and Specifications.

The Supervisor shall have, at all times until delivery of the VESSEL, the right to attend tests and inspections according to the mutually agreed test list and inspect the VESSEL, her engines, accessories and materials at SSC’s Shipyard, its subcontractors or any other place where work is done or materials stored in connection with the VESSEL. The BUILDERS shall, at the BUILDERS’ practice, give reasonable notice in advance of all tests and/or inspections on the agreed test list to enable the Supervisor to attend. In the event that the Supervisor discovers any construction or material or workmanship which does

Date:	19/63

Shipbuilding Contract	Hull No.

not or will not conform to the requirements of this Contract and the Specifications, the Supervisor shall promptly give the BUILDERS a notice in writing as to such nonconformity, upon receipt of which the BUILDERS shall correct such nonconformity if such nonconformity is not in line with the Specifications. In any circumstances, the SELLER shall be entitled to proceed with the construction of the VESSEL even if there exists discrepancy in the opinion between the BUYER and the SELLER, without however prejudice to the BUYER’s right for submitting the issue for determination by the Classification Society or arbitration in accordance with the provisions hereof. However the BUYER undertakes and assures the SELLER that the Supervisor shall carry out his inspections in accordance with the agreed inspection procedure and schedule and usual shipbuilding practice and in a way as to minimize any increase in building costs and delays in the construction of the VESSEL. Once a test has been witnessed and approved by the BUYER’s Representatives, the same test should not have to be repeated, provided it has been carried out in compliance with the requirements of the classification society and specifications.

The BUILDERS agree to furnish free of charge the Supervisor with office space, and other reasonable facilities including a direct international telephone and facsimile line and internet access according to SSC’s practice at, or in the immediate vicinity of the SSC’s Shipyard. The communication cost on such telephone and facsimile line shall be for the account of the BUYER. At all times, during the construction of the VESSEL until delivery thereof, the Supervisor shall be given free and ready access to the VESSEL, her engines and accessories, and to any other place where the work is being done, or the materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops, stores of the SSC, and the premises of subcontractors of the BUILDERS, who are doing work, or storing materials in connection with the VESSEL’s construction. The travel expenses for the said access to the SELLER’s subcontractors within Shanghai shall be at SELLER’s account. The transportation within Shanghai shall be provided to the Supervisor by the SELLER for the purpose of carrying on the Supervisor’s duties.

4.	LIABILITY OF THE SELLER

The Supervisor engaged by the BUYER under this Contract shall at all times be deemed to be in the employ of the BUYER. The SELLER shall be under no liability whatsoever to the BUYER, or to the Supervisor or the BUYER’s employees or agents for personal injuries, including death, during the time when they, or any of them, are on the VESSEL, or within the premises of either the SELLER or its subcontractors, or are otherwise engaged in and about the

Date:	20/63

Shipbuilding Contract	Hull No.

construction of the VESSEL, unless, however, such personal injuries, including death, were caused by proved gross negligence of the SELLER, or of any of the SELLER’s employees or agents or subcontractors of the SELLER. Nor shall the SELLER be under any liability whatsoever to the BUYER for damage to, or loss or destruction of property in China of the BUYER or of the Supervisor, or of the BUYER’s employees or agents, unless such damage, loss or destruction was caused by proved gross negligence of the SELLER, or of any of the employees, or agents or subcontractors of the SELLER.

5.	SALARIES AND EXPENSES

All salaries and expenses of the Supervisor, or any other employees employed by the BUYER under this Article, shall be for the BUYER’s account.

6.	REPLACEMENT OF SUPERVISOR

The SELLER has the right to request the BUYER in writing to replace any of the Supervisor who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’s construction together with reasons provided in writing. The BUYER shall investigate the situation by sending its representative to the BUILDERS’ yards, if necessary, and if the BUYER considers that such SELLER’s request is justified, the BUYER shall effect the replacement as soon as conveniently arrangeable.

Date:	21/63

Shipbuilding Contract	Hull No.

ARTICLE V - MODIFICATION, CHANGES AND EXTRAS

1.	HOW EFFECTED

The Specifications and Plans in accordance with which the VESSEL is constructed, may be modified and/or changed at any time hereafter by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the BUILDERS’ reasonable judgement, adversely affect the BUILDERS’ other commitments and provided further that the BUYER shall assent to adjustment of the Contract Price, time of delivery of the VESSEL and other terms of this Contract, if any, as hereinafter provided. Subject to the above, the SELLER hereby agree to exert their best efforts to accommodate such reasonable requests by the BUYER so that the said changes and/or modifications may be made at a reasonable cost and within the shortest period of time which is reasonable and possible. Any such agreement for modifications and/or changes shall include an agreement as to the increase or decrease, if any, in the Contract Price of the VESSEL together with an agreement as to any extension or reduction in the time of delivery, or any other alterations in this Contract, or the Specifications occasioned by such modifications and/or changes. The aforementioned agreement to modify and/or to change the Specifications may be effected by an exchange of duly authenticated letters or telefax, manifesting such agreement. The letters and telefaxes exchanged by the parties hereto pursuant to the foregoing shall constitute an amendment of the Specifications under which the VESSEL shall be built, and such letters and telefaxes shall be deemed to be incorporated into this Contract and the Specifications by reference and made a part hereof. Upon consummation of the agreement to modify and/or to change the Specifications, the SELLER shall alter the construction of the VESSEL in accordance therewith, including any additions to, or deductions from, the work to be performed in connection with such construction. If due to whatever reasons, the parties hereto shall fail to agree on the adjustment of the Contract Price or extension of time of delivery or providing additional security to the SELLER or modification of any terms of this Contract which are necessitated by such modifications and/or changes, then the SELLER shall have no obligation to comply with the BUYER’s request for any modification and/or changes.

2.	CHANGES IN RULES AND REGULATIONS, ETC.

(1)

If, after the date of signing this Contract, any requirements as to the rules and regulations as specified in this Contract and the Specifications to which the construction of the VESSEL is required to conform, are altered

Date:	22/63

Shipbuilding Contract	Hull No.

or changed by the Classification Society or the other regulatory bodies authorised to make such alterations or changes, the SELLER and/or the BUYER, upon receipt of the notice thereof, shall transmit such information in full to each other in writing, whereupon within twenty-one (21) days after receipt of the said notice by the BUYER from the SELLER or vice versa, the BUYER shall instruct the SELLER in writing as to the alterations or changes, if any, to be made in the VESSEL which the BUYER, in its sole discretion, shall decide. The SELLER shall promptly comply with such alterations or changes, if any in the construction of the VESSEL, provided that the BUYER shall first agree:

(a)	As to any increase or decrease in the Contract Price of the VESSEL that is occasioned by the cost for such compliance; and/or

(b)	As to any extension in the time for delivery of the VESSEL that is necessary due to such compliance; and/or

(c)	As to any increase or decrease in the guaranteed deadweight and speed of the VESSEL, if such compliance results in increased or reduced deadweight and speed; and/or

(d)	As to any other alterations in the terms of this Contract or of Specifications or both, if such compliance makes such alterations of the terms necessary.

(e)	If the price is to be increased, then, in addition, as to providing to the SELLER additional securities satisfactory to the SELLER.

Agreement as to such alterations or changes under this Paragraph shall be made in the same manner as provided above for modifications and/or changes of the Specifications and/or Plans.

(2)

If, due to whatever reasons, the parties shall fail to agree on the adjustment of the Contract Price or extension of the time for delivery or increase or decrease of the guaranteed speed and deadweight or any alteration of the terms of this Contract, if any, then the SELLER shall be entitled to proceed with the construction of the VESSEL in accordance with, and the BUYER shall continue to be bound by, the terms of this Contract and Specifications without making any such alterations or changes. However, if the requirements stated in Paragraph 2 above are compulsory to ensure classification of the VESSEL, then the BUILDERS

Date:	23/63

Shipbuilding Contract	Hull No.

shall comply with those requirements. In such event, if the parties herein are unable to reach an agreement on the adjustment of the Contract Price or extension of the time for delivery or increase or decrease of the guaranteed speed and deadweight or any alteration of the terms of this Contract, if any, then such dispute shall be referred to Arbitration proceedings in accordance with Article XIII hereof but without delay the construction of the VESSEL.

3.	SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT

In the event that any of the materials and/or equipment required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time to effect delivery of the VESSEL, the SELLER may, provided the SELLER shall provide adequate evidence and the BUYER so agrees in writing, supply other materials and/or equipment of the equivalent quality, capable of meeting the requirements of the Classification Society and of the rules, regulations, requirements and recommendations with which the construction of the VESSEL must comply. Any additional cost of supplying alternative materials shall be for BUYERS’s account if same has been previously approved by the BUYER.

4.	BUYER’S SUPPLIED ITEMS

The BUYER shall deliver to the SELLER at its shipyard the items as specified in the Specifications which the BUYER shall supply on its account by the time designated by the SELLER.

Should the BUYER fail to deliver to the BUILDERS such items within the time specified, the delivery of the VESSEL shall automatically be extended for a period of such delay, provided such delay in delivery of the BUYER’s supplied items shall affect the construction and/or delivery of the VESSEL. In such event, the BUYER shall pay to the SELLER all losses and damages sustained by the SELLER due to such delay in the delivery of the BUYER’s supplied items and such payment shall be made upon delivery of the VESSEL.

Furthermore, if the delay in delivery of the BUYER’s supplied items should exceed fifteen (15) days, the SELLER shall be entitled to proceed with construction of the VESSEL without installation of such items in or onto the VESSEL, without prejudice to the SELLER’s right hereinabove provided, and the BUYER shall accept the VESSEL so completed.

The BUILDERS shall be responsible for storing and handling of the BUYER’s supplies as

Date:	24/63

Shipbuilding Contract	Hull No.

specified in the Specifications after delivery to the SSC’s shipyard and shall install them on board the VESSEL at the BUILDERS’ expenses.

Upon arrival of such shipment of the BUYER’s supplied items, both parties shall undertake a joint unpacking inspection. If any damages are found to be not suitable for installation, the BUILDERS shall be entitled to refuse to accept the BUYER’s supplied items.

Date:	25/63

Shipbuilding Contract	Hull No.

ARTICLE VI - TRIALS

1.	NOTICE

The BUYER and the Supervisor shall receive from the SELLER at least thirty (30) days notice in advance and seven (7) Business Days definite notice in advance in writing or by telefax and/or email, of the time and place of the VESSEL’s sea trial as described in the Specifications (hereinafter referred to as “the Trial Run”) and the BUYER and the Supervisor shall promptly acknowledge receipt of such notice. The BUYER’s representatives and/or the Supervisor shall be on board the VESSEL to witness such Trial Run, and to check upon the performance of the VESSEL during the same. Failure of the BUYER’s representatives to be present at the Trial Run of the VESSEL, after due notice to the BUYER and the Supervisor as provided above, shall have the effect to extend the date for delivery of the VESSEL by the period of delay caused by such failure to be present. However, if the Trial Run is delayed more than seven (7) days by reason of the failure of the BUYER’s representatives to be present after receipt of due notice as provided above, then in such event, the BUYER shall be deemed to have waived its right to have its representatives on board the VESSEL during the Trial Run, and the BUILDERS may conduct such Trial Run without the BUYER’s representatives being present but only with representative from the Classification Society, and in such case the BUYER shall be obliged to accept the VESSEL in relation to the Trial Run on the basis of a certificate jointly signed by the BUILDERS and the Classification Society certifying that the VESSEL, after Trial Run subject to minor alterations and corrections as provided in this Article, if any, is found to conform to the Contract and Specifications. The SELLER hereby warrants that the necessary visa for the BUYER’s representatives to enter China will be issued in order on demand and without delay otherwise the Trial Run shall be postponed until after the BUYER’s representatives have arrived at the SSC’s Shipyard and any delays as a result thereof shall not count as a permissible delay under Article VIII thereof. However, should the nationalities and other personal particulars of the BUYER’s representatives not be acceptable to the SELLER in accordance with its best understanding of the relevant rules, regulations and/or Laws of the People’s Republic of China then prevailing, then the BUYER shall, on the SELLER’s telefax demand, effect replacement of all or any of them promptly. Otherwise the Delivery Date as stipulated in Article VII hereof shall be extended by the delays so caused by the BUYER. In the event of unfavourable weather on the date specified for the Trial Run, the same shall take place on the first available day thereafter that the weather conditions permit. The parties hereto recognise that the weather conditions in Chinese waters in which the

Date:	26/63

Shipbuilding Contract	Hull No.

Trial Run is to take place are such that great changes in weather may arise momentarily and without warning and, therefore, it is agreed that if during the Trial Run of the VESSEL, the weather should suddenly become unfavourable, as would have precluded the continuance of the Trial Run, the Trial Run of the VESSEL shall be discontinued and postponed until the first favourable day next following, unless the BUYER shall assent by telefax and/or email of its acceptance of the VESSEL on the basis of the Trial Run made prior to such sudden change in weather conditions. In the event that the Trial Run is postponed because of unfavourable weather conditions, such delay shall be regarded as a permissible delay, as specified in Article VIII hereof.

2.	HOW CONDUCTED

(a)

All expenses in connection with Trial Run of the VESSEL are to be for the account of the BUILDERS, who, during the Trial Run and when subjecting the VESSEL to Trial Run, is to provide, at its own expense, the necessary crew to comply with conditions of safe navigation. The Trial Run shall be conducted in the manner prescribed in the Specifications and shall prove fulfilment of the performance required for the Trial Run as set forth in the Specifications.

The course of Trial Run shall be determined by the BUILDERS and shall be conducted within the trial basin equipped with speed measuring facilities.

(b)

The BUILDERS shall provide the VESSEL with the required quantities of water, fuel oil and greases with exception of lubrication oil and hydraulic oil which shall be supplied by the BUYER for the conduct of the Trial Run or Trial Runs as prescribed in the Specifications. The fuel oil and greases supplied by the SELLER, and lubricating oil and hydraulic oil supplied by the BUYER shall be in accordance with the applicable engine specifications, and the cost of the quantities of water, fuel oil, lubricating oil, hydraulic oil and greases consumed during the Trial Run or Trial Runs shall be for the account of the BUILDERS. The Supervisor shall receive, at least Thirty (30) days notice in advance of the Trial Run, the quantity of lubricating oil and hydraulic oil which the BUYER is obliged to supply for the conduct of the Trial Run.

3.	TRIAL LOAD DRAFT

In addition to the supplies provided by the BUYER in accordance with sub-paragraph (b) of the preceding Paragraph 2 hereof, the BUILDERS shall

Date:	27/63

Shipbuilding Contract	Hull No.

provide the VESSEL with the required quantity of fresh water and other stores necessary for the conduct of the Trial Run. The necessary ballast (fresh and sea water and such other ballast as may be required) to bring the VESSEL to the trial load draft as specified in the Specification, shall be for the BUILDERS’ account.

4.	METHOD OF ACCEPTANCE OR REJECTION

(a)

Upon notification of the BUILDERS of the completion of the Trial Run of the VESSEL, the BUYER or the BUYER’s Supervisor shall within six (6) Business Days thereafter, notify the BUILDERS by telefax and/or email of its acceptance of the VESSEL or of its rejection of the VESSEL together with the reasons therefore.

(b)

However, should the result of the Trial Run indicate that the VESSEL or any part thereof including its equipment does not conform to the requirements of this Contract and Specifications, then the BUILDERS shall investigate with the Supervisor the cause of failure and the proper steps shall be taken to remedy the same and shall make whatever corrections and alterations and/or re-Trial Run or Runs as may be necessary without extra cost to the BUYER, and upon notification by the BUILDERS of completion of such alterations or corrections and/or re-trial or re-trials, the BUYER shall, within six (6) Business Days thereafter, notify the SELLER by telefax and/or email of its acceptance of its VESSEL or of the rejection of the VESSEL together with the reason therefore on the basis of the alterations and corrections and/or re-trial or re-trials by the BUILDERS.

(c)

In the event that the BUYER fails to notify the SELLER by telefax and/or email of its acceptance or rejection of the VESSEL together with the reason therefore within six (6) Business Days period as provided for in the above sub-paragraphs (a) and (b), the BUYER shall be deemed to have accepted the VESSEL.

(d)

Any dispute arising among the parties hereto as to the result of any Trial Run or further tests or trials, as the case may be, of the VESSEL shall be solved by reference to arbitration as provided in Article XIII hereof.

(e)

Nothing herein shall preclude the BUYER from accepting the VESSEL with its qualifications and/or remarks following the Trial Run and/or further tests or trials as aforesaid and the SELLER shall be obliged to

Date:	28/63

Shipbuilding Contract	Hull No.

comply with and/or remove such qualifications and/or remarks (if such qualifications and/or remarks are not in line with the Specifications) at the time before effecting delivery of the VESSEL to the BUYER under this Contract.

5.	DISPOSITION OF SURPLUS CONSUMABLE STORES

Should any amount of fuel oil, fresh water, or other unbroached consumable stores furnished by the BUILDERS for the Trial Run or Trial Runs remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the SELLER at the SELLER’s actual purchase price for such supply, and payment by the BUYER shall be effected as provided in Article II 3 (d) and 4 (d) of this Contract.

The BUYER shall supply lubricating oil and hydraulic oil for the purpose of Trial Runs at its own expenses and the SELLER will reimburse for the amount of lubricating oil and hydraulic oil actually consumed for the said Trial Run or Trial Runs at the original price incurred by the BUYER and payment by the SELLER shall be effected as provided in Article II 3 (d) and 4 (d) of this Contract against invoices provided by the BUYER.

6.	EFFECT OF ACCEPTANCE

The BUYER’s acceptance of the VESSEL by written or telefax notification sent to the SELLER, in accordance with the provisions set out above, shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned, and shall preclude the BUYER from refusing formal delivery by the SELLER of the VESSEL, as hereinafter provided, if the SELLER complies with all other procedural requirements for delivery as hereinafter set forth.

If, at the time of delivery of the VESSEL, there are deficiencies in the VESSEL, such deficiencies should be resolved in such way that if the deficiencies are of minor importance, and do not in any way affect the safety or the operation of the VESSEL, its crew, passengers or cargo and provided the Classification Society has issued all certificates in accordance with the provisions as specified in Article VII, paragraph 3(f) the Seller shall be nevertheless entitled to tender the Vessel for delivery and the BUYER shall be nevertheless obliged to take delivery of the VESSEL, provided that:

(i)	the Seller shall for its own account remedy the deficiency and fulfill the requirements as soon as possible, or

Date:	29/63

Shipbuilding Contract	Hull No.

ii)

if elimination of such deficiencies will affect timely delivery of the VESSEL, then the Seller shall indemnify the BUYER for any direct cost reimbursement in association with remedying these minor non-conformities elsewhere from China as a consequence thereof, excluding, however, loss of time and/or loss of profit.

Date:	30/63

Shipbuilding Contract	Hull No.

ARTICLE VII - DELIVERY

1.	TIME AND PLACE

The VESSEL shall be delivered safely afloat by the SELLER to the BUYER at SSC’s shipyard, in accordance with the Specifications and with all Classification and Statutory Certificates and after completion of Trial Run (or, as the case may be, re-Trial or re-Trials) and acceptance by the BUYER in accordance with the provisions of Article VI hereof on or before                      provided that, in the event of delays in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of the Contract permit extension of the time for delivery, the aforementioned time for delivery of the VESSEL shall be extended accordingly.

The aforementioned date or such later date to which delivery is extended pursuant to the terms of this Contract is hereinafter called the “Delivery Date”.

2.	WHEN AND HOW EFFECTED

Provided that the BUYER and the SELLER shall each have fulfilled all of their respective obligations as stipulated in this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto, one to the other, of the Protocol of Delivery and Acceptance, as evidencing and acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER, which Protocol shall be prepared in quadruplicate and executed by each of the parties hereto.

3.	DOCUMENTS TO BE DELIVERED TO THE BUYER

Upon acceptance of the VESSEL by the BUYER, the SELLER shall deliver to the BUYER the following documents (subject to the provision contained in Article V 2 hereof), which shall accompany the aforementioned Protocol of Delivery and Acceptance:

(a)	PROTOCOL OF TRIALS of the VESSEL made by the BUILDERS pursuant to the Specifications.

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL including spare part and the like, all as specified in the Specifications, made by the BUILDERS.

Date:	31/63

Shipbuilding Contract	Hull No.

(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE made by the BUILDERS referred to under Paragraph 5 of Article VI hereof.

(d)	FINISHED DRAWINGS, PLANS AND INSTRUCTION BOOKS pertaining to the VESSEL as stipulated in the Specifications, made by the BUILDERS and if any, where relevant, its Sub-contractors.

(e)	PROTOCOL OF DEADWEIGHT AND INCLINING EXPERIMENT, made by the BUILDERS.

(f)	ALL CERTIFICATES required to be finished upon delivery of the VESSEL pursuant to the Specifications

Certificates shall be issued by relevant authorities or Classification Society. The VESSEL shall comply with the above rules and regulations which are in effect at the time of signing this Contract. All the certificates shall be delivered in one (1) original to the VESSEL and two (2) copies to the BUYER.

If the full term certificate or certificates are unable to be issued at the time of delivery by the Classification Society or any third party other than the BUILDERS, then the provisional certificate or certificates as issued by the Classification Society or the third party other than the BUILDERS with the full term certificates to be furnished by the BUILDERS after delivery of the VESSEL and in any event before the expiry of the provisional certificates shall be acceptable to the BUYER.

(g)

DECLARATION OF WARRANTY issued by the SELLER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the province or country of the port of delivery, as well as of all liabilities of the SELLER to its sub-contractors, employees and crews and/or all liabilities arising from the operation of the VESSEL in Trial Run or Trial Runs, or otherwise, prior to delivery.

(h)	COMMERCIAL INVOICE made by the SELLER.

(i)	BILL OF SALE made by the SELLER duly notarized and if required for the VESSEL’s registration, legalised, provided the BUYER shall inform

Date:	32/63

Shipbuilding Contract	Hull No.

the SELLER 2 months prior to the delivery of the VESSEL.

(j)

BUILDERS’ CERTIFICATE (to be jointly signed by the BUILDERS) made by the SELLER duly notarized and if required for the VESSEL’s registration, legalised, provided the BUYER shall inform the SELLER 2 months prior to the delivery of the VESSEL.

(k)

Prior delivery a complete list of certificates is to be furnished. However SELLER and BUILDERS will provide necessary assistance to the BUYER for documents requested for the VESSEL’s registration and/or by the BUYER’s financing bank.

4.	TITLE AND RISK

Title to and risk of the VESSEL shall pass to the BUYER only upon delivery thereof by the SELLER and acceptance thereof by the BUYER. As stated above, it being expressly understood that, until such delivery is effected, title to the VESSEL, and her equipment and component parts, shall remain at all times with the SELLER and are at the entire risk of the SELLER.

5.	REMOVAL OF VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery thereof, and shall remove the VESSEL from the premises of the SSC’s shipyard within seven (7) days after delivery thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the SSC’s shipyard within the aforesaid seven (7) days, then, in such event, without prejudice to the SELLER’s right to require the BUYER to remove the VESSEL immediately at any time thereafter, the BUYER shall pay to the SELLER the reasonable mooring charge of the VESSEL.

6.	TENDER OF THE VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without justified reason, the SELLER shall have the right to tender the VESSEL for delivery after compliance with all procedural requirements as above provided.

Date:	33/63

Shipbuilding Contract	Hull No.

ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY

1.	CAUSE OF DELAY

If, at any time either the construction or delivery of the VESSEL, or any performance required hereunder as a prerequisite of delivery of the VESSEL, is delayed due to war, blockade, revolution, insurrection, mobilisation, civil commotions, riots, strikes, sabotage, lockouts, local temperature higher than 35 degree centigrade (provided that the first five (5) days such aggregate but not necessarily continuous days shall not be counted as a permissible delay under this Contract and further provided that the SELLER shall immediately notify the BUYER of such delay), Acts of God or the public enemy, plague or other epidemics, quarantines, prolonged failure or restriction of electric current from an outside source, freight embargoes, if any, earthquakes, tidal waves, typhoons, hurricanes, storms or other causes beyond the control of the BUILDERS or of its sub-contractors, as the case may be, or by force majeure of any description, whether of the nature indicated by the forgoing or not, or by destruction of the BUILDERS or works of the BUILDERS or its sub-contractors, or of the VESSEL or any part thereof, by fire, flood, or other causes beyond the control of the SELLER or its sub-contractors as the case may be, provided that such causes could not be foreseen at the time of signing this CONTRACT, or due to the bankruptcy of the equipment and/or material supplier or suppliers provided the SELLER has exercised due diligence in its selection of supplier(s), or due to the delay caused by acts of God in the supply of parts essential to the construction of the VESSEL, then, in the event of delay due to the happening of any of the aforementioned contingencies, the Seller shall not be liable for such delay and the time for delivery of the VESSEL under this Contract shall be extended without any reduction in the Contract Price for a period of time which shall not exceed the total accumulated time of all such delays, subject nevertheless to the BUYER’s right of cancellation under Paragraph 3 of this Article and subject however to all relevant provisions of this Contract which authorise and permit extension of the time of delivery of the VESSEL.

2.	NOTICE OF DELAY

Within twenty (20) days from the date of commencement of any delay on account of which the SELLER claims that it is entitled under this Contract to an extension of the time for delivery of the VESSEL, the SELLER shall advise the BUYER by telefax and/or email, of the date such delay commenced, and the reasons therefor.

Date:	34/63

Shipbuilding Contract	Hull No.

Likewise within twenty (20) days after such delay ends, the SELLER shall advise the BUYER in writing or by telefax and/or email, of the date such delay ended, and also shall specify the maximum period of the time by which the date for delivery of the VESSEL is extended by reason of such delay. Failure of the BUYER to acknowledge the SELLER’S notification of any claim for extension of the Delivery Date within thirty (30) days after receipt by the BUYER of such notification, shall be deemed to be a waiver by the BUYER of its right to object to such extension.

Failure of the BUILDERS to notify the BUYER of any Force Majeure event in accordance with the above shall preclude the BUILDERS from claiming Force Majeure for such event.

3.	RIGHT TO CANCEL FOR EXCESSIVE DELAY

If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of the Article aggregate to One Hundred and Eighty (180) days or more, excluding delays due to arbitration as provided for in Article XIII hereof or due to default in performance by the BUYER, or due to delays in delivery of the BUYER’s supplied items, and excluding delays due to causes which, under Article V, VI, XI and XII hereof, permit extension or postponement of the time for delivery of the VESSEL, then in such event, the BUYER may in accordance with the provisions set out herein cancel this Contract by serving upon the SELLER telefaxed notice of cancellation which shall be confirmed in writing and/or email and the provisions of Article X of this Contract shall apply. The SELLER may, at any time, after the accumulated time of the aforementioned delays justifying cancellation by the BUYER as above provided for, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within thirty (30) days after such demand is received by the BUYER either notify the SELLER of its intention to cancel, or consent to an extension of the time for delivery to an agreed future date, it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying cancellation as specified in this Contract, the BUYER shall have the same right of cancellation upon the same terms as hereinabove provided.

4.	DEFINITION OF PERMISSIBLE DELAY

Delays on account of such causes as provided for in Paragraph 1 and 3 of this Article shall be understood to be (and are herein referred to as) permissible delays, and are to be distinguished from non-permissible delays on account of which the Contract Price of the VESSEL is subject to adjustment as provided for in Article III hereof.

Date:	35/63

Shipbuilding Contract	Hull No.

ARTICLE IX - WARRANTY OF QUALITY

1.	GUARANTEE OF MATERIAL AND WORKMANSHIP

The SELLER, for a period of                      months following delivery to the BUYER of the VESSEL, guarantees the VESSEL, her hull and machinery and all parts and equipment thereof that are manufactured or furnished or supplied by the SELLER and/or its sub-contractors (and, for the avoidance of doubt, its employees and/or agents) under this Contract including material, equipment (however excluding any parts for the VESSEL which have been supplied by or on behalf of the BUYER) against all defects which are due to defective materials, faulty design and/or poor workmanship.

Notwithstanding the above, in the event that within the guarantee period of                      months any remedies are carried out or replacements are provided by the BUILDERS and/or its subcontractors, the guarantee period in respect to such repairs or replacements shall be extended for the period of                      months from the date upon which the same are carried out, provided that the total accumulated period of guarantee shall not exceed                      months from the date of delivery of the VESSEL.

2.	NOTICE OF DEFECTS

The BUYER shall notify the SELLER in writing, or by telefax and/or email, as promptly as possible, after discovery of any defect or deviations for which a claim is made under this guarantee. The BUYER’s written notice shall describe the nature of the defect and the extent of the damage caused thereby. The SELLER shall have no obligation under this guarantee for any defects discovered prior to the expiry date of the guarantee, unless notice of such defects, is received by the SELLER not later than thirty (30) days after such expiry date. Telefaxed advice with brief details explaining the nature of such defect and extent of damage within thirty (30) days after such expiry date and that a claim is forthcoming will be sufficient compliance with the requirements as to time.

3.	REMEDY OF DEFECTS

The SELLER shall remedy at its expense any defects, against which the VESSEL or any part of the equipment thereof is guaranteed under this Article by making all necessary repairs and/or replacement. Such repairs and/or replacement will be made by the SELLER including the cost of dry-dock

Date:	36/63

Shipbuilding Contract	Hull No.

should the same be necessary for repairing such defects of the VESSEL. However, the necessity for repairing the effects in Dry Dock shall be evaluated and confirmed by the BUILDERS.

However, if it is impractical to make the repair by the SELLER, and if forwarding by the SELLER of replacement parts, and materials can not be accomplished without impairing or delaying the operation or working of the VESSEL, then, in any such event, the BUYER shall, cause the necessary repairs or replacements to be made elsewhere at the discretion of the BUYER provided that the BUYER shall first and in all events, will, as soon as possible, give the SELLER notice in writing, or by telefax and/or email of the time and place such repairs will be made and, if the VESSEL is not thereby delayed, or her operation or working is not thereby delayed, or her operation or working is not thereby impaired, the SELLER shall have the right to verify by its own representative(s) or that of Classification Society at the SELLER’s expense the nature and extent of the defects complained of. The SELLER shall, in such cases, promptly advise the BUYER, by telefax and/or email, after such examination has been completed, of its acceptance or rejection of the defects as ones that are subject to the guarantee herein provided. In all minor cases, the Guarantee Engineer, as hereinafter provided for, will act for and on behalf of the SELLER.

In any circumstances as set out below, the SELLER shall immediately pay to the BUYER in United States Dollars by telegraphic transfer the actual cost for such repairs or replacements including forwarding charges, or at the average cost for making similar repairs or replacements including forwarding charges as quoted by a leading shipyard each in P.R.China, Dubai, Portugal and Singapore, whichever is lower:

(a)	Upon the SELLER’s acceptance of the defects as justifying remedy under this Article, or

(b)	If the SELLER neither accepts nor rejects the defects as above provided, nor requests arbitration within thirty (30) days after its receipt of the BUYER’s notice of defects.

Any dispute shall be referred to arbitration in accordance with the provisions of Article XIII hereof.

4.	EXTENT OF THE SELLER’S LIABILITY

The SELLER shall have no obligation and/or liabilities with regards to defects

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Shipbuilding Contract	Hull No.

discovered after the expiration of the period of guarantee specified above.

The SELLER shall be liable to the BUYER for defects and damages caused by any of the defects specified in Paragraph 1 of this Article provided that such liability of the SELLER shall be limited to damage occasioned within the guarantee period specified in Paragraph 1 above. The SELLER shall not be obligated to repair, or to be liable for, damages to the VESSEL, or to any part of the equipment thereof, due to ordinary wear and tear or caused by the defects other than those specified in Paragraph 1 above, nor shall there be any SELLER’s liability hereunder for defects in the VESSEL, or any part of the equipment thereof, caused by fire or accidents at sea or elsewhere, or mismanagement, accidents, negligence, or wilful neglect, on the part of the BUYER, its employees or agents including the VESSEL’s officers, crew and passengers, or any persons on or doing work on the VESSEL other than the SELLER, its employees, agents or sub-contractors. Likewise, the SELLER shall not be liable for defects in the VESSEL, or the equipment or any part thereof, due to repairs or replacement which were made by those other than the SELLER and/or their sub-contractors.

Upon delivery of the VESSEL to the BUYER, in accordance with the terms of the Contract, the SELLER shall thereby and thereupon be released of all responsibility and liability whatsoever and howsoever arising under or by virtue of this Contract (save in respect of those obligations to the BUYER expressly provided for in this Article IX) including without limitation, any responsibility or liability for defective workmanship, materials or equipment, design or in respect of any other defects whatsoever and any loss or damage resulting from any act, omission or default of the SELLER. Neither CSTC nor the BUILDERS shall, in any circumstances, be liable for any consequential loss or special loss, or expenses arising from any cause whatsoever including, without limitation, loss of time, loss of profit or earnings or demurrage directly from any commitments of the BUYER in connection with the VESSEL.

The Guarantee provided in this Article and the obligations and the liabilities of the SELLER hereunder are exclusive and in lieu of and the BUYER hereby waives all other remedies, warranties, guarantees or liabilities, express or implied, arising by Law or otherwise (including without limitation any obligations of the SELLER with respect to fitness, merchantability and consequential damages) or whether or not occasioned by the SELLER’s negligence. This Guarantee shall not be extended, altered or varied except by a written instrument signed by the duly authorised representatives of the SELLER, and the BUYER. In case parts are being repaired or replaced by the SELLER or their subcontractors, whether the guarantee period to be extended

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Shipbuilding Contract	Hull No.

or not shall be agreed upon by the BUYER and the SELLER.

5.	GUARANTEE ENGINEER

The BUILDERS shall appoint one or two Guarantee Engineer(s) to serve the VESSEL as the BUILDERS’ representative(s) for a period up to twelve (12) months from the delivery of the VESSEL as the SELLER may decide the period of his staying on the VESSEL. The BUYER, and its employees, shall give such Guarantee Engineer(s) full co-operation in carrying out his/their duties as the representative(s) of the BUILDERS on board the VESSEL. The BUYER shall accord the Guarantee Engineer(s) the treatment comparable to the VESSEL’s Chief Engineer, and shall provide him with accommodation and subsistence at no cost to the BUILDERS and/or the Guarantee Engineer(s).

The BUYER shall pay to the Guarantee Engineer(s) the sum of United States Dollars                      per month to cover his/their miscellaneous expenses including wages and also the BUYER shall pay the expense of repatriation to Beijing, the People’s Republic of China by air upon termination of his/their service, the expense of his/their communications with the BUILDERS when made in performance of his/their duties as the Guarantee Engineer(s) and the expenses, if any, of his/their medical and hospital care. The BUYER, its successor(s) and/or assign(s), shall be liable to and indemnify the BUILDERS and/or the Guarantee Engineer(s) and/or the SELLER for personal injuries, including death and damages to, or loss or destruction of property of the Guarantee Engineer(s), if such death, injuries, damages, loss and/or destruction were caused by gross negligence or wilful misconduct of the BUYER, its successor(s) and/or assign(s) or its employees and/or agents.

Pertaining to the detailed particulars of this Paragraph, an agreement will be made according to this effect between the parties hereto upon delivery of the VESSEL.

Date:	39/63

Shipbuilding Contract	Hull No.

ARTICLE X - CANCELLATION, REJECTION AND RESCISSION BY

THE BUYER

1. All payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advance to the SELLER. In the event the BUYER shall exercise its right of cancellation and/or rescission of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so or there is any event specifically permitting the BUYER to do so pursuant to paragraph 2 below, then the BUYER shall notify the SELLER in writing or by telefax and/or email, and such cancellation and/or rescission shall be effective as of the date the notice thereof is received by the SELLER.

2. The occurrences of the following events, permit specifically the BUYER to rescind or cancel the Contract:-

(a)	there occurs a making of an order by the competent court in the PRC having jurisdiction on all the entities of the BUILDERS ordering all the entities of the BUILDERS into compulsory bankruptcy; or

(b)	the passing of an effective resolution by the Board of Directors of all the entities of the BUILDERS for ceasing completely the building activity and winding up of the business; or

(c)

the making of any special arrangement or composition with the creditors of either or any analogous proceedings in the People’s Republic of China, with a clear consequence admitted by all the entities of the BUILDERS that all the entities of the BUILDERS shall be henseforward totally and completely unable to perform its obligations hereunder.

3. Thereupon the SELLER shall refund in United States dollars immediately to the BUYER the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL, unless the SELLER disputes the BUYER’s cancellation and/or rescission by instituting arbitration in accordance with Article XIII. If the BUYER’s cancellation or rescission of this Contract is disputed by the SELLER by instituting arbitration as aforesaid, then no refund shall be made by the SELLER, and the BUYER shall not be entitled to demand repayment from the Refund Guarantor under the Refund Guarantee, until the arbitration award between the BUYER and the SELLER which shall be in favour of the BUYER, declaring the BUYER’s cancellation and/or rescission justified and/or that the BUYER is entitled to the refundment of any payment made by the BUYER to the SELLER, is issued and delivered to the SELLER by the arbitration tribunal having jurisdiction on the dispute. In the event that

Date:	40/63

Shipbuilding Contract	Hull No.

the SELLER is obligated to make refundment, the SELLER shall pay the BUYER interest in United States Dollars at the rate of five percent (5%) per annum, if the cancellation or rescission of the Contract is exercised by the BUYER in accordance with the provision of this Article X 2 or Article III 1(c), 2(c), 3(c) or 4(c) hereof, on the amount required herein to be refunded to the BUYER computed from the respective dates when such sums were received by the                      or any such other bank account as nominated by the SELLER pursuant to Article II 4(a) 4(b) or 4(c) from the BUYER to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER, provided, however, that if the said rescission by the BUYER is made under the provisions of Paragraph 3 of Article VIII, then in such event the SELLER shall not be required to pay any interest.

4. Upon such refund by the SELLER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.

Date:	41/63

Shipbuilding Contract	Hull No.

ARTICLE XI - BUYER’S DEFAULT

1.	DEFINITION OF DEFAULT

The BUYER shall be deemed in default of its obligation under the Contract if any of the following events occurs:

(a)

The BUYER fails to pay the First or Second or Third instalment to the SELLER when any such instalment becomes due and payable under the provisions of Article II hereof and provided the BUYER shall have received the SELLER’s demand for payment in accordance with Article II hereof; or

(b)

The BUYER fails to pay the fourth instalment to the SELLER in accordance with Paragraph 3(d) and 4(d) of Article II hereof provided the BUYER shall have received the SELLER’s demand for payment in accordance with Article II hereof and provided that the VESSEL is completed in accordance with the terms and conditions of the Contract and Specifications; or

(c)

The BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the SELLER under the provisions of Article VII hereof after the VESSEL is completed in accordance with the terms and conditions of this Contract and Specifications.

Provided that where the BUYER fails to make a payment in accordance with the terms of Article II hereof due to any banking system disruption beyond the control of the BUYER, then the time for the payment of any such instalment due under the provisions of Article II hereof shall be extended for a period of two (2) Business Days.

2.	NOTICE OF DEFAULT

If the BUYER is in default of payment or in performance of its obligations as provided hereinabove, the SELLER shall notify the BUYER to that effect by telefax after the date of occurrence of the default as per Paragraph 1 of this Article and the BUYER shall forthwith acknowledge by telefax to the SELLER that such notification has been received. In case the BUYER does not give the aforesaid telefax acknowledgement to the SELLER within five (5) calendar days, it shall be deemed that such notification has been duly received by the BUYER.

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Shipbuilding Contract	Hull No.

3.	INTEREST AND CHARGE

(a)

If the BUYER is in default of payment as to any instalment as provided in Paragraph 1(a) and/or 1(b) of this Article, the BUYER shall pay interest on such instalment at the rate of five percent (5%) per annum from the due date thereof until the date of the payment of the full amount, including all aforesaid interest. In case the BUYER shall fail to take delivery of the VESSEL when required to as provided in Paragraph 1(c) of this Article, the BUYER shall be deemed in default of payment of the fourth instalment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER, as provided in Article VII Paragraph 6 hereof.

(b)	In any event of default by the BUYER under 1(a) or 1(b) or 1(c) above, the BUYER shall also pay all reasonable costs, charges and expenses incurred by the SELLER in direct consequence of such default.

4.	DEFAULT BEFORE DELIVERY OF THE VESSEL

(a)

If any default by the BUYER occurs as defined in Paragraph 1(a) or 1(b) or 1(c) of this Article, the Delivery Date shall, at the SELLER’s option, be postponed for a period of continuance of such default by the BUYER.

(b)

If any such default as defined in Paragraph 1(a) or 1(b) or 1(c) of this Article committed by the BUYER continues for a period of Thirty (30) days, then, the SELLER shall have all following rights and remedies:

(i)

The SELLER may, at its option, cancel or rescind this Contract, provided the SELLER has notified the BUYER of such default pursuant to Paragraph 2 of this Article, by giving notice of such effect to the BUYER by telefax and/or email. Upon receipt by the BUYER of such telefax notice of cancellation or rescission all of the BUYER’s Supplies shall forthwith become the sole property of the SELLER, and the VESSEL and all its equipment and machinery shall be at the sole disposal of the SELLER for sale or otherwise; and

(ii)

In the event of such cancellation or rescission of this Contract, the SELLER shall be entitled to retain any instalment or instalments of the Contract Price paid by the BUYER to the SELLER on account of this Contract.; and

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Shipbuilding Contract	Hull No.

(iii)

(Applicable to any BUYER’s default defined in 1(a) of this Article) The SELLER shall, without prejudice to the SELLER’s right to recover from the BUYER the 4th instalment, interest, reasonable costs and/or expenses by applying the proceeds to be obtained by sale of the VESSEL in accordance with the provisions set out in this Contract, have the right to declare all unpaid 1st, 2nd and 3rd instalments to be forthwith due and payable.

5.	SALE OF THE VESSEL

(a)

In the event of cancellation or rescission of this Contract as above provided, the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the SELLER thinks fit without being answerable for any loss or damage occasioned to the BUYER thereby.

In the case of sale of the VESSEL, the SELLER shall give telefax or written notice to the BUYER.

(b)

In the event of the sale of the VESSEL in its completed state, the proceeds of sale received by the SELLER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all unpaid instalments and/or unpaid balance of the Contract Price and interest on such instalment at the interest rate as specified in the relevant provisions set out above from the respective due dates thereof to the date of application.

(c)

In the event of the sale of the VESSEL in its incomplete state, the proceeds of sale received by the SELLER shall be applied firstly to all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL (such costs of construction, as herein mentioned, shall include but are not limited to all costs of labour and/or prices paid or to be paid by CSTC and/or the BUILDERS for the equipment and/or technical design and/or materials purchased or to be purchased, installed and/or to be installed on the VESSEL) and/or any fees, charges, expenses and/or royalties incurred and/or to be incurred for the VESSEL less the instalments so retained by the SELLER, and compensation to the SELLER for a reasonable sum of loss of profit due

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Shipbuilding Contract	Hull No.

to the cancellation or rescission of this Contract.

(d)

In either of the above events of sale, if the proceeds of sale exceeds the total of the amounts to which such proceeds are to be applied as aforesaid, the SELLER shall promptly pay the excesses to the BUYER without interest, provided, however that the amount of each payment to the BUYER shall in no event exceed the total amount of instalments already paid by the BUYER and the cost of the BUYER’s supplies, if any.

(e)	If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the SELLER upon request.

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Shipbuilding Contract	Hull No.

ARTICLE XII - INSURANCE

1.	EXTENT OF INSURANCE COVERAGE

From the time of keel-laying of the first section of the VESSEL until the same is completed, delivered to and accepted by the BUYER, the SELLER shall, at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the SSC’s shipyard for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’s Supplies, fully insured with a first class Chinese insurance company as enumerated under “Institute Clause for BUILDER’s Risk”.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payments made by the BUYER to the SELLER including the value of the BUYER’s Supplies. The policy referred to hereinabove shall be taken out in the name of the SELLER and all losses under such policy shall be payable to the SELLER. The SELLER shall provide the BUYER with a copy of the insurance policy/policies at the BUYER’s request.

2.	APPLICATION OF RECOVERED AMOUNT

(a) Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance and delivery thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the SELLER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society and other institutions or authorities as described in the Specifications without additional expenses to the BUYER, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications.

(b) Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the SELLER shall either:

(i)	By the mutual agreement between the parties hereto, proceed in

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accordance with terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction of the VESSEL and/or reinstallation of BUYER’s supplies without additional expenses to the BUYER, provided the parties hereto shall have first agreed in writing as to such reasonable extension of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

(ii)

If due to whatever reasons the parties fail to agree on the above, then refund immediately to the BUYER the amount of all instalments paid to the SELLER under this Contract with interest at the rate of two percent (2%) per annum, whereupon this Contract shall be deemed to be cancelled and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

Within thirty (30) days after receiving telefax notice of any damage to the VESSEL constituting an actual or a constructive total loss, the BUYER shall notify the SELLER in writing or by telefax of its agreement or disagreement under this sub-paragraph. In the event the BUYER fails to so notify the SELLER, then such failure shall be construed as a disagreement on the part of the BUYER. This Contract shall be deemed as rescinded and cancelled and the BUYER shall receive the refund as hereinabove provided and the provisions hereof shall apply.

3.	TERMINATION OF THE SELLER’S OBLIGATION TO INSURE

The SELLER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof to and acceptance by the BUYER.

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Shipbuilding Contract	Hull No.

ARTICLE XIII - DISPUTES AND ARBITRATION

1.	PROCEEDINGS

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this Contract or any stipulation herein or with respect thereto which cannot be settled by the parties themselves or in accordance with Paragraph 2 hereof, such dispute shall be resolved by arbitration in London, England in accordance with the Laws of England and conducted under the latest LMAA rules available. Either party may demand arbitration of any such disputes by giving written notice to the other party. Any demand for arbitration by either party hereto shall state the name of the arbitrator appointed by such party and shall also state specifically the question or questions as to which such party is demanding arbitration. Within twenty (20) days after receipt of notice of such demand for arbitration, the other party shall in turn appoint a second arbitrator. The two arbitrators thus appointed who shall be full members of the LMAA will thereupon select a third arbitrator, and the three arbitrators so named shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute.

In the event however, that said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of notice of demand of arbitration, it is agreed that such party shall thereby be deemed to have accepted and appointed as its own arbitrator the one already appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator, who alone, in such event, shall constitute the Arbitration Board. And in the further event that the two arbitrators appointed respectively by the parties hereto as aforesaid should be unable to reach agreement on the appointment of the third arbitrator within twenty (20) days from the date on which the second arbitrator is appointed, either party of the said two arbitrators may apply to LMAA (the London Maritime Arbitrators Association) in England having jurisdiction in such matter to appoint the third arbitrator. The award of the arbitration, made by the sole arbitrator or by the majority of the three arbitrators as the case may be shall, subject to the terms of the Arbitration Act 1996 applying to arbitrations in London, be final, conclusive and binding upon the parties hereto.

2.	ALTERNATIVE DISPUTE RESOLUTION BY AGREEMENT

Notwithstanding the preceding provisions of this Article, it is recognised that in the event of any dispute or difference of opinion arising in regard to the

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construction of the VESSEL, her machinery and equipment, or concerning the quality of materials or workmanship thereof or thereon, such dispute may be referred to the Classification Society upon mutual agreement of the parties hereto. In such case, the opinion of the Classification Society shall be final and binding on the parties hereto.

3	NOTICE OF AWARD

Notice of any award shall immediately be given in writing or by telefax and/or email to the SELLER and the BUYER.

4.	EXPENSES

The arbitrator(s) shall determine which party shall bear the expenses of the arbitration or the proportion of such expenses which each party shall bear.

5.	AWARD OF ARBITRATION

Award of arbitration shall be final and binding upon the parties concerned, who also agree to waive to appeal to court.

6.	ALTERATION OF DELIVERY TIME

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the SELLER shall not be entitled to extend the Delivery Date as defined in Article VII hereof and the BUYER shall not be entitled to postpone its acceptance of the VESSEL on the Delivery Date or on such newly planned time of delivery of the VESSEL as declared by the SELLER. However, if the construction of the VESSEL is affected by any arbitration or court proceeding, the SELLER shall then be permitted to extend the Delivery Date as defined in Article VII and the decision or the award shall include a finding as to what extent the SELLER shall be permitted to extend the Delivery Date.

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Shipbuilding Contract	Hull No.

ARTICLE XIV - RIGHT OF ASSIGNMENT

Neither of the parties hereto shall assign this Contract to any other individual, firm, company or corporation unless prior consent of the other party is given in writing, provided that the BUYER may assign its rights (but not its obligations) under this Contract to their financier or its guaranteed subsidiary in connection with the financing of the BUYER’s payment obligations under this Contract with the prior consent of the SELLER (such consent not to be unreasonably withheld or delayed).

Date:	50/63

Shipbuilding Contract	Hull No.

ARTICLE XV - TAXES AND DUTIES

1.	TAXES

All costs for taxes including stamp duties, if any, incurred in connection with this Contract in the People’s Republic of China shall be borne by the SELLER. Any taxes and/or duties imposed upon those items or services procured by the SELLER in the People’s Republic of China or elsewhere for the construction of the VESSEL shall be borne by the SELLER.

2.	DUTIES

The SELLER shall indemnify the BUYER for, and hold it harmless against, any duties imposed in the People’s Republic of China upon materials and equipment which under the terms of this Contract and/or the Specifications will, or may be, supplied by the BUYER from abroad for installation in the VESSEL as well as any duties imposed in the People’s Republic of China upon running stores, provisions and supplies furnished by the BUYER from abroad to be stocked on board the VESSEL and also from the payment of export duties, if any, to be imposed upon the VESSEL as a whole or upon any of its parts or equipment.

Any tax or duty other than those described hereinabove, if any, shall be borne by the BUYER.

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Shipbuilding Contract	Hull No.

ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS

The machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers. The SELLER shall defend and hold harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including cost and expense of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof. Notwithstanding any provisions contained herein to the contrary, the SELLER’s obligation under this Article should not be terminated by the passage of any specified period of time. All royalty, licence fees and other similar charges payable to third parties on account of parts or equipment for the VESSEL furnished by the SELLER, shall be for the account of the SELLER.

The SELLER’s indemnity hereunder does not extend to equipment or parts supplied by the BUYER to the BUILDERS if any.

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Shipbuilding Contract	Hull No.

ARTICLE XVII - NOTICE

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER:
Address:

Attention:
Tel
Fax
Mob
Email

To CSTC:
Address:

Telefax No.:
Email:

To the BUILDERS:	Hudong-Zhonghua Shipbuilding (Group) Co., Ltd.
Address:	2851 Pudong Da Dao, Shanghai 200129, The People’s Republic of China

Shanghai Shipyard Co., Ltd.
Address:	No. 1 Jianghai Road, Shuxin Town, Chongming, Shanghai 202164

Any notices and communications sent by CSTC or the BUILDERS alone to the BUYER shall be deemed as having being sent by both CSTC and the BUILDERS.

Any change of address shall be communicated in writing by registered mail by the party making such change to the other party and in the event of failure to

Date:	53/63

Shipbuilding Contract	Hull No.

give such notice of change, communications addressed to the party at their last known address shall be deemed sufficient.

Any and all notices, requests, demands, instructions, advice and communications in connection with this Contract shall be deemed to be given at, and shall become effective from, the time when the same is delivered to the address of the party to be served, provided, however, that registered airmail shall be deemed to be delivered ten (10) days after the date of dispatch, express courier service shall be deemed to be delivered five (5) days after the date of dispatch, and telefax acknowledged by the answerbacks shall be deemed to be delivered upon dispatch.

Any and all notices, communications, Specifications and drawings in connection with this Contract shall be written in the English language and each party hereto shall have no obligation to translate them into any other language.

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Shipbuilding Contract	Hull No.

ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT

This Contract shall become effective upon execution and signing of this Contract.

Upon signing of this SHIPBUILDING CONTRACT, both parties hereto shall do the follows:

(1)

The SELLER shall deliver to the BUYER, within twenty (20) Business Days after the signing of this Contract, a Refund Guarantee covering the SELLER’s obligation for repayment of the 1st, 2nd and 3rd instalments to be issued by the Refund Guarantor in accordance with the terms of Article II paragraph 7 hereto.

(2)	Following receipt by the BUYER of the Refund Guarantee, the BUYER shall effect the payment of the first instalment in accordance with the terms of Article II paragraph 3(a) and 4(a) hereto.

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Shipbuilding Contract	Hull No.

ARTICLE XIX - INTERPRETATION

1.	LAW APPLICABLE

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part hereof be governed by and interpreted in accordance with English Law.

2.	DISCREPANCIES

All general language or requirements embodied in the Specifications are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied in the Specifications permit an interpretation inconsistent with any provision of this Contract, then in each and every such event the applicable provisions of this Contract shall govern. The Specifications and plans are also intended to explain each other, and anything shown on the plans and not stipulated in the Specifications or stipulated in the Specifications and not shown on the plans, shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and plans, the Specifications shall govern.

However, with regard to such inconsistency or contradiction between this Contract and the Specifications as may later occur by any change or changes in the Specifications agreed upon by and among the parties hereto after execution of this Contract, then such change or changes shall govern.

3.	DEFINITION

In absence of stipulation of “banking day(s)” or “Business Day(s)”, the “day” or “days” shall be taken as “calendar day” or “calendar days”.

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Shipbuilding Contract	Hull No.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed on the day and year first above written.

THE BUYER:

By:
Name:
Title:

THE SELLER CSTC:

By:
Name:
Title:

THE BUILDERS: HUDONG-ZHONGHUA SHIPBUILDING (GROUP) CO., LTD.

By:
Name:
Title:

SHANGHAI SHIPYARD CO., LTD.

By:
Name:
Title:

Date:	57/63

Shipbuilding Contract	Hull No.

Exhibit “A” (REFUND GUARANTEE)

IRREVOCABLE LETTER OF GUARANTEE

To:

Date:

Dear Sirs,

Irrevocable Letter of Guarantee No.

At the request of China Shipbuilding Trading Company, Limited and in consideration of your entering into a Shipbuilding Contract with China Shipbuilding Trading Company, Limited and Hudong-Zhonghua Shipbuilding (Group) Co., Ltd. and Shanghai Shipyard Co., Ltd. (hereafter collectively called “the SELLER”) dated for the construction of one (1) 82,000 Metric Tons Deadweight Bulk Carrier to be designed as Hull No.              (hereafter called “the Contract”), we,                     , do hereby irrevocably guarantee repayment to you by the SELLER of an amount up to but not exceeding a total amount of United States Dollars                      representing the first instalment of the contract price of the VESSEL, United States Dollars                      and the second instalment of the contract price of the VESSEL, United States Dollars                     , the third instalment of the contract price of the vessel, United States Dollars                     , as you may have paid to the SELLER under the Contract prior to the delivery of the VESSEL, if and when the same or any part thereof becomes repayable to you from the SELLER in accordance with the terms of the Contract. Should the SELLER fail to make such repayment, we shall pay you against your written demand, which shall be made through registered mail or authenticated SWIFT message. The amount of such repayment together with interest in the rate of five percent (5%) per annum on such amount in accordance with the terms Article III 1(c), 2(c), 3(c) or 4(c) or Article X 2 of the Contract or two percent (2%) in accordance with the terms Article XII 2 (b) of the Contract, calculated from the date of receipt by the SELLER of the respective instalment to the date of repayment thereof, as notified to us in your written demand as the case may be in accordance with the terms of the Contract.

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Shipbuilding Contract	Hull No.

Against your written demand as mentioned above and the Buyer’s written simple statement certifying that the Buyer’s demand for refund has been made pursuant to the Contract and the SELLER has failed to make the refund, refund shall be made by us to the Buyer by telegraphic transfer in United States Dollars.

However, in the event of any dispute between you and the SELLER in relation to

(1) Whether the SELLER shall be liable to repay the above mentioned instalment or instalments paid by you and

(2) Consequently whether you shall have the right to demand payment from us

If such dispute is submitted either by the SELLER or by you for arbitration in accordance with Article XIII of the Contract, we shall be entitled to withhold and defer payment until such arbitration award is published. We shall not be obligated to make any payment to you unless the arbitration award orders the SELLER to make repayment of all or any part of above mentioned instalments. If the SELLER fails to honour the award within thirty (30) business days from the date of issue of such award then we shall refund to you to the extent the arbitration award orders but not exceeding the aggregate amount of this guarantee plus the interest described above.

The said repayment shall be made by us in United States Dollars to such account as notified by you to us.

This Letter of Guarantee shall become effective from the actual receipt of the first instalment by the SELLER from you in accordance with the terms of the Contract. The amounts effective under this Letter of Guarantee shall correspond to the total payment actually made by you from time to time under the Contract prior to the delivery of the VESSEL. However, the amount guaranteed under this Letter of Guarantee shall in no event exceed the aggregate of the above-mentioned instalments paid to the SELLER, together with interest calculated, as described above.

You may not assign your rights under this Letter of Guarantee without our prior written consent which shall not be unreasonable withheld.

This Letter of Guarantee shall remain in force until the earlier to occur of (A) the VESSEL has been delivered under the Shipbuilding Contract as duly evidenced by a protocol of delivery and acceptance signed by BUYER and

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Shipbuilding Contract	Hull No.

SELLER or (B) refund of all amounts paid by the BUYER under the Contract and secured by this Refund Guarantee have been made by the SELLER or ourselves in accordance with the terms of the Contract or this Letter of Guarantee (as the case may be) or (C) until                      (but this date shall be extended to 30 days after delivery of a final unappealable award or judgement if arbitration therefrom are pending at that time) or (D) such arbitration as is referred to above have been determined with an award that the SELLER is not obligated to repay all or any part of the above mentioned instalments, after which you are to return to us by airmail for cancellation.

This Letter of Guarantee shall be governed and construed in accordance with English Law and the undersigned hereby submits to the exclusive jurisdiction of the courts of England.

Date:	60/63

Shipbuilding Contract	Hull No.

Exhibit “B” IRREVOCABLE LETTER OF GUARANTEE

                        FOR THE 2ND AND 3RD INSTALLMENTS

To: China Shipbuilding Trading Co., Ltd. Date:

56(B) Zhongguancun Nandajie, Beijing

100044 China

Dear Sirs,

(1) In consideration of your entering into a Ship Sale Contract dated        (“the Shipbuilding Contract”) with                     as the buyer (“the BUYER”) for the construction of one (1) 82,000 Metric Tons Deadweight Bulk Carrier known as Shanghai Shipyard Co., Ltd.’s Hull No.            (the “VESSEL”), we,                                         , hereby IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY guarantee, as the primary obligor and not merely as the surety, the due and punctual payment by the BUYER of all of the 2nd and 3rd installments of the Contract Price amounting to a total sum of United States Dollars                      as specified in (2) below.

(2)

The Instalments guaranteed hereunder, pursuant to the terms of the Shipbuilding Contract, comprise the 2nd installment in the amount of U.S. Dollars                      payable by the BUYER within Five (5) Business Days after cutting of the first steel plate in your BUILDER’s workshop, and 3rd installment in the amount of U.S. Dollars                      payable by the BUYER within Five (5) Business Days after keel-laying of the of the first section of the VESSEL.

(3)

We also IRREVOCABLY, ABSOLUTELY and UNCONDITIONALLY guarantee, as primary obligor and not merely as surety, the due and punctual payment by the BUYER of interest on the 2nd and 3rd Instalments guaranteed hereunder at the rate of Five percent (5%) per annum (calculated on a 360 day basis) from and including the first day after the date of instalment in default until the date of full payment by the BUYER or us of such amount guaranteed hereunder.

(4)

In the event that the BUYER fails to punctually pay any Instalment guaranteed hereunder or the BUYER fails to pay any interest due thereon, and any such payment default continues for a period of fifteen (15) days, then, upon receipt by us of your first written demand, we shall immediately pay to you or your assignee all unpaid 2nd instalment and 3rd instalment, together with the interest, if any, as specified in paragraph. (3) hereof, without requesting you to take any or further action, procedure or step against the BUYER or with respect to any other security which you may hold.

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Shipbuilding Contract	Hull No.

(5)

We hereby agree that at your option this Guarantee and the undertaking hereunder shall be assignable to and if so assigned shall inure to the benefit of any 3rd party designated by you as if any such third party were originally named herein.

(6)

Any payment by us under this Guarantee shall be made in the Unites States Dollars by telegraphic transfer to Bank of China, New York Branch, 410 Madison Avenue, New York, N.Y. 10017 U.S.A., as receiving bank nominated by you for credit to the account of Export-Import Bank of China, Beijing, the People’s Republic of China (A/C No.                     ) and further to CSTC Account (A/C No.                     ) maintained with Export-Import Bank of China, Banking Department, Beijing, the People’s Republic of China with telex advice from the BUYER’s Bank to The Export-Import Bank of China, Banking Department (SWIFT Code:                     ) or through other receiving bank to be nominated by you from time to time, in favour of you or your assignee.

(7)

Our obligations under this guarantee shall not be affected or prejudiced by any dispute between you as the SELLER and the BUYER under the Shipbuilding Contract or by the BUILDER’s delay in the construction and/or delivery of the VESSEL due to whatever causes or by any variation or extension of their terms thereof or by any security or other indemnity now or hereafter held by you in respect thereof, or by any time or indulgence granted by you or any other person in connection therewith, or by any invalidity or unenforcibility of the terms thereof, or by any act, omission, fact or circumstances whatsoever, which could or might, but for the foregoing, diminish in any way our obligations under this Guarantee.

(8)

Any claim or demand shall be in writing signed by one of your officers and may be served on us either by hand or by post and if sent by post to                                                                       (or such other address as we may notify to you in writing), or by telefax or e-mail.

(9)

This Letter of Guarantee shall come into full force and effect upon delivery to you of this Guarantee and shall continue in force and effect until the earlier of: (i) the VESSEL is delivered under the Shipbuilding Contract as duly evidenced by a protocol of delivery and acceptance signed by BUYER and SELLER and the BUYER shall have performed all its obligations for taking delivery thereof or (ii) until the full payment of all 2nd and 3rd Instalments together with the aforesaid interest, if any, by the BUYER or us.

(10)	The maximum amount, however, that we are obliged to pay to you under this Guarantee shall not exceed the aggregate amount of U.S. Dollars

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Shipbuilding Contract	Hull No.

being an amount equal to the sum of:-

(a)	All the 2nd and 3rd instalments guaranteed hereunder in the total amount of United States Dollars ; and

(b)	Interest at the rate of Five percent (5%) per annum on the Instalment for a period of sixty (60) days in the amount of United States Dollars .

(11)

All payments by us under this Guarantee shall be made without any set-off or counterclaim and without deduction or withholding for or on account of any taxes, duties, or charges whatsoever unless we are compelled by law to deduct or withhold the same. In the latter event we shall make the minimum deduction or withholding permitted and will pay such additional amounts as may be necessary in order that the net amount received by you after such deductions or withholdings shall equal the amount which would have been received had no such deduction or withholding been required to be made.

(12)

This Letter of Guarantee shall be construed in accordance with and governed by the Laws of England. We hereby submit to the non-exclusive jurisdiction of the English courts for the purposes of any legal action or proceedings in connection herewith in England.

(13)	Upon this Letter of Guarantee expiring as aforesaid, you will return the same to us without any request or demand from us.

(14)	IN WITNESS WHEREOF, we have caused this Letter of Guarantee to be executed and delivered by our duly authorized representative the day and year above written.

Very Truly Yours

By:

Date:	63/63